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                                                                Exhibit 2.n.(i)

                              SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000


                                                  June 7, 1999


Amdocs Automatic Common Exchange Security Trust,
  c/o Goldman, Sachs & Co.,
    85 Broad Street,
      New York, New York 10004.

Ladies and Gentlemen:

     We have acted as special tax counsel to Amdocs Common Exchange Security Trust (the "Trust") in connection with the Registration Statement on Form N-2 of the Trust filed with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

     We hereby consent to the filing with the Securities and Exchange
Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                  Very truly yours,

                                                  /s/ SULLIVAN & CROMWELL